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Exhibit 3(b)

B Y L A W S

OF

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

(a Delaware corporation)

i

ii

BYLAWS OF
SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
(a Delaware corporation)

ARTICLE I
OFFICES

        Section 1.01    Registered Office.    The registered office of SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

        Section 1.02    Principal Office.    The principal office for the transaction of the business of the Corporation shall be at 10260 Campus Point Drive, San Diego, California 92121. The Board of Directors (the "Board") is hereby granted full power and authority to change said principal office from one location to another.

        Section 1.03    Other Offices.    The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        Section 2.01    Annual Meetings.    An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting.

        Section 2.02    Special Meetings.    Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

        Section 2.03    Time and Place of Meetings.    All meetings of the stockholders shall be held at such places, within or without the State of Delaware, on such date and at such time as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

        Section 2.04    Notice of Meetings and Adjourned Meetings; Waivers of Notice.

          (a)   Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given to each stockholder of record entitled to vote at such meeting which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice may be given by such delivery means (mail, telecopy, electronic or other) as the Secretary deems appropriate and in compliance with applicable law and shall be delivered to the stockholders' address as it appears on the stock transfer records of the Corporation. Unless otherwise required by Delaware Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless otherwise expressly required by Delaware Law, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          (b)   A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        Section 2.05    Quorum.    Except as provided by Delaware Law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as a secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 2.06    Voting.

          (a)   At each meeting of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder's name on the books of the Corporation:

              (i)  on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

             (ii)  if no such record date shall have been so fixed, then (a) at the close of business on the day before the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day before the day on which the meeting shall be held.

          (b)   Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

          (c)   Any such voting rights may be exercised by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder's attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three (3) years from its date unless said proxy shall provide for a longer period. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by Delaware Law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, except as otherwise provided in the Certificate of Incorporation or unless so directed by the chairman of the meeting.

  On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

        Section 2.07    Business at Annual Meeting.    To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder who was a stockholder of record at the time of the giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business and any other stockholders of the Corporation known to such stockholder to be in favor of such proposal, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder on the date of such notice, (iv) any material interest of such stockholder in such proposal, and (v) whether the proponent intends or is part of a group which intends to solicit proxies from other stockholders in support of such proposal.

        No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.07; provided, however, that nothing in this Section 2.07 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

        The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with this Section 2.07 and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

        Section 2.08    List of Stockholders.    The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 2.09    Inspectors.    Prior to each meeting of the stockholders, one or more inspectors shall be appointed by the Board, or, if no such appointment shall have been made, such inspectors shall be appointed by the chairman of the meeting, to act thereat. Each inspector so appointed shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors shall take charge of the ballots at such meeting, count the ballots cast on any question and deliver a written report of the results thereof to the secretary of such meeting. The inspectors need not be stockholders of the Corporation. Any officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other question in which he or she may be directly interested other than as a stockholder.

        Section 2.10    Regulations for Conduct of Stockholders Meeting.    The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; and (iii) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
BOARD OF DIRECTORS

        Section 3.01    General Powers.    The property, business and affairs of the Corporation shall be managed by the Board, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by Delaware Law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

        Section 3.02    Number.    The exact number of directors shall be fixed from time to time, within the limits specified in the Certificate of Incorporation, by resolution of the Board.

        Section 3.03    Election of Directors.

          (a)   Voting—The directors shall be elected annually by the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for a classified board and for cumulative voting.

          (b)   Nomination of Directors—Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board, by any Nominating Committee or person appointed by the Board, or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.03(b). Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal offices of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein.

        The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and, if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded.

        Section 3.04    Resignations.    Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 3.05    Vacancies.    Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until such director shall resign or shall have been removed.

        Section 3.06    First Meeting.    The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

        Section 3.07    Regular Meetings.    Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

        Section 3.08    Special Meetings.    Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer or by the Secretary upon the written request of any two (2) directors. Such meetings shall be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

        Section 3.09    Committees.    The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of the dissolution, or amending the Bylaws of the Corporation; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

        Section 3.10    Notice of Meetings.    Notice of all special meetings of the Board or a committee shall be mailed to each director, addressed to his or her residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be personally delivered or otherwise given by such delivery means (telecopy, electronic or other) as the Secretary deems appropriate and in compliance with applicable law, at least two (2) days before the day on which the meeting is to be held. Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

        Section 3.11    Place of Meeting, Etc.    The Board (or committee of the Board) may hold any of its meetings at such place or places within or without the State of Delaware as the Board (or the committee) may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board or a committee by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

        Section 3.12    Quorum and Manner of Acting.    Except as otherwise provided in these Bylaws or by Delaware Law, the presence of a majority of the total number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board or a committee, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum at any meeting or any adjournment thereof, a majority of directors present may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

        Section 3.13    Action by Consent.    Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

        Section 3.14    Compensation.    The directors shall receive such compensation for their services as directors, and such additional compensation for their services as members of any committees of the Board, as may be authorized by the Board.

        Section 3.15    Officers of the Board.    The Board shall have a Chairman of the Board and may, at the discretion of the Board, have a Vice Chairman. The Chairman of the Board and the Vice Chairman shall be appointed from time to time by the Board and shall have such powers and duties as shall be designated by the Board.

        Section 3.16    Directors Emeritus.    The Board may, at its discretion, have one or more Director Emeritus who will serve at the pleasure of the Board. The Board may appoint as a Director Emeritus any former Director of the Company if, in the judgment of the Board, such Director has rendered exceptionally valuable service to the Company and such Director's continued interest in and association with the Company is desirable. Directors Emeritus may be invited to attend meetings of the Board but will not be considered member(s) of the Board for purposes of establishing a quorum and will not be entitled to vote on any matters before the Board.

ARTICLE IV
OFFICERS

        Section 4.01    Principal Officers.    The principal officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, one or more Presidents of various ranks, one or more Vice Chairs of the Board, one or more Corporate Executive Vice Presidents, a Secretary, a Controller and a Treasurer, all of whom shall serve under the direction and subject to the control of the Board.

        Section 4.02    Election.    Except such officers as may be appointed in accordance with Section 4.03 or 4.06, the officers of the Corporation, shall be elected annually (or at such other intervals as the Board may determine) by the Board. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified or until his or her earlier resignation, removal or other disqualification for service.

        Section 4.03    Additional Officers and Agents.    In addition to the principal officers designated in Section 4.01 of Article IV of these Bylaws, the Board, the Chairman of the Board or the Chief Executive Officer may from time to time appoint such other officers and agents as each of them may deem necessary or advisable, including one or more Vice Presidents of various rank, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and an Assistant Controller, each of which officers and agents shall be subject to the control of the Board and have such authority and perform such duties as are provided in these Bylaws or as the Board, Chairman of the Board or Chief Executive Officer may from time to time determine. Each such officer shall hold office until his or her successor shall have been duly chosen and qualified or until his or her earlier resignation, removal or other disqualification for service. The Board may also delegate to any other principal officer or committee established by the Board the power to appoint any such additional officers and agents.

        Section 4.04    Removal.    All officers and agents of the Corporation, elected or appointed by the Board, may be removed, either with or without cause, at any time, by (1) resolution adopted by the Board or (2) if the officer or agent shall have been appointed by a committee of the Board or another officer duly authorized by the Board or these bylaws, by such appointing committee or officer.

        Section 4.05    Resignations.    Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

        Any officer may resign at any time by giving written notice to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 4.06    Vacancies.    A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled in the manner prescribed in these Bylaws for regular appointments to such office.

        Section 4.07    Chairman of the Board.    The Board may elect or appoint, from among its members, a Chairman of the Board of the Corporation. The Chairman of the Board, when present, shall preside at all meetings of the stockholders of the Corporation and of the Board. The Chairman of the Board shall perform, under the direction and subject to the control of the Board, all duties incident to the office of Chairman of the Board and such other duties as the Board may assign to the Chairman of the Board from time to time. The Chairman of the Board may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person. The Chairman of the Board shall have the power and authority to appoint one or more Vice Presidents of various rank or other officers of the Corporation, which power shall not be exclusive of any right of the Board or the Chief Executive Officer to elect or appoint such officers.

        Section 4.08    Chief Executive Officer.    The Chief Executive Officer in general shall supervise and control all of the business and affairs of the Corporation, under the direction and subject to the control of the Board and the Chairman of the Board. The Chief Executive Officer shall perform, under the direction and subject to the control of the Board, all duties incident to the office of Chief Executive Officer and such other duties as the Board may assign to the Chief Executive Officer from time to time. In the event of the death, disability or other absence of the Chairman of the Board, the duties of the Chairman of the Board may be performed by the Chief Executive Officer. The Chief Executive Officer may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers or agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by law to be executed and delivered by another person. The Chief Executive Officer shall have the power and authority to appoint one or more Vice Presidents of various rank or other officers of the Corporation, which power shall not be exclusive of any right of the Board or the Chairman of the Board, to elect or appoint such officers.

        Section 4.09    President(s).    Individuals appointed to the office of President shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, all duties incident to the office of President and such other duties as the Board or Chief Executive Officer may assign to such President from time to time. The President may execute (in facsimile or otherwise) and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board or the Chief Executive Officer has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly and exclusively delegated to one or more other officers of agents of the Corporation by the Board or these Bylaws, or where the execution and delivery thereof shall be required by applicable law to be executed and delivered by another person. Individuals appointed to the office of President Federal Business, President of another organizational unit of the Corporation or Group President shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer and the President of the Corporation and shall have such other duties as the Board, Chief Executive Officer or President of the Corporation may assign to such officers from time to time.

        Section 4.10    Vice Presidents.    Each Vice President of the Corporation shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer or President, such duties as the Board, the Chief Executive Officer, any President or such other office or officers may assign to such Vice President from time to time. Vice Presidents of the Corporation may be further designated as Corporate Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Corporate Vice Presidents, Assistant Vice Presidents or such other similar title as the Board, the Chairman of the Board, the Chief Executive Officer, any President or such other officer or officers may designate.

        Section 4.11    Secretary.    The Secretary of the Corporation or his or her designee shall attend all meetings of the stockholders of the Corporation, the Board and committees established by the Board and shall record correctly the proceedings of such meetings in a book suitable for such purposes. The Secretary shall attest with a signature and the seal of the Corporation (in facsimile or otherwise) all stock certificates issued by the Corporation and shall keep or cause to be kept a stock ledger in which all transactions pertaining to shares of all classes and series of capital stock of the Corporation shall be correctly recorded. The Secretary shall also attest with a signature and the seal of the Corporation (in facsimile or otherwise) all deeds, conveyances or other instruments requiring the seal of the Corporation. The Chairman of the Board, the Chief Executive Officer or the Secretary shall give, or cause to be given, notice of all meetings of the stockholders of the Corporation and special meetings of the Board or committees established by the Board. The Secretary is authorized to issue certificates, to which the corporate seal may be affixed, attesting to the incumbency of officers of the Corporation or to actions duly taken by the stockholders of the Corporation, the Board or any committee established by the Board. The Secretary shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, all duties incident to the office of Secretary and such other duties as the Board or the Chief Executive Officer may assign to the Secretary from time to time. The duties of the Secretary may also be performed by any Assistant Secretary of the Corporation. The Secretary shall have the power and authority to appoint one or more Assistant Secretaries of the Corporation, which power shall not be exclusive of any right of the Board to elect or appoint such officer.

        Section 4.12    Chief Financial Officer.    The Chief Financial Officer of the Corporation in general shall supervise all of the financial affairs of the Corporation, under the direction and subject to the control of the Board and the Chief Executive Officer. The Chief Financial Officer shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, all duties incident to the office of Chief Financial Officer and such other duties as the Board or the Chief Executive Officer may assign to the Chief Financial Officer from time to time.

        Section 4.13    Treasurer.    The Treasurer of the Corporation shall have the care and custody of all the funds, notes, bonds, debentures, stock and other securities of the Corporation that may come into the hands of the Treasurer, acting in such capacity. The Treasurer shall be responsible for the investment and reinvestment of funds of the Corporation in accordance with general investment policies determined from time to time by the Corporation and shall ensure that the Corporation is adequately funded at all times by arranging, under the direction and subject to the control of the Board, the Chief Executive Officer, and the Chief Financial Officer, for the issuance of debt, equity and other forms of securities that may be necessary or appropriate. The Treasurer may endorse (in facsimile or otherwise) checks, drafts, notes, bonds, debentures and other instruments for the payment of money for deposit or collection when necessary or appropriate and may deposit the same to the credit of the Corporation in such banks or depositories as the Board may designate from time to time, and the Treasurer may endorse (in facsimile or otherwise) all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may deliver instructions to financial institutions by facsimile or otherwise. The Treasurer may execute (in facsimile or otherwise) all receipts and vouchers for payments made to the Corporation. The Treasurer shall render an account of the Treasurer's transactions to the Board or its Audit Committee as often as the Board or its Audit Committee shall require from time to time. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose, a full and adequate account of all monies received and paid by the Treasurer on account of the Corporation. If requested by the Board, the Treasurer shall give a bond to the Corporation for the faithful performance of the Treasurer's duties, the expenses of which bond shall be borne by the Corporation. The Treasurer shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Treasurer and such other duties as the Board, the Chief Executive Officer or the Chief Financial Officer may assign to the Treasurer from time to time. The duties of the Treasurer may be performed by any Assistant Treasurer of the Corporation. The Treasurer shall have the power and authority to appoint one or more Assistant Treasurers of the Corporation, which power shall not be exclusive of any right of the Board to elect or appoint such officer.

        Section 4.14    Controller.    The Controller of the Corporation shall be the chief accounting officer of the Corporation, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and shall be responsible for the design, installation and maintenance of accounting and cost control systems and procedures throughout the Corporation. The Controller also shall keep in books belonging to the Corporation full and accurate accounts of receipts of, and disbursements made by, the Corporation. The Controller shall render an account of the Controller's transactions to the Board or its Audit Committee as often as the Board or its Audit Committee shall require from time to time. The Controller shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer and the Chief Financial Officer, all duties incident to the office of Controller and such other duties as the Board, the Chief Executive Officer and the Chief Financial Officer, may assign to the Controller from time to time. The duties of the Controller may also be performed by any Assistant Controller of the Corporation. The Controller shall have the power and authority to appoint one or more Assistant Controllers of the Corporation, which power shall not be exclusive of any right of the Board to elect or appoint such officer.

ARTICLE V
DELEGATIONS OF AUTHORITIES

        Section 5.01    Execution of Contracts.    Except as otherwise provided in these Bylaws, the Board may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

        Section 5.02    Checks, Drafts, Etc.    All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

        Section 5.03    Deposits.    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any President, the Treasurer or any Vice President who has been authorized by the Chief Executive Officer, Chief Financial Officer or Treasurer to do so (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

        Section 5.04    General Special Bank Accounts.    The Board (or a committee of the Board to which such power is delegated) may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board (or committee) may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VI
SHARES AND SHARE TRANSFER

        Section 6.01    Certificates for Stock.

          (a)   The shares of the Corporation shall be represented by certificates or shall be uncertificated shares. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned. To the extent that shares are represented by certificates, the certificates shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

          (b)   All shares of Class B Common Stock of the Corporation issued in the merger of Science Applications, Inc., a wholly-owned subsidiary of the Corporation ("SAI"), with and into the Corporation (the "1984 Reorganization") in exchange for shares of Common Stock, par value $.05 per share, of the Corporation ("Old Common Stock") which, in turn, were issued in the merger of SAITEMP Company, a wholly-owned subsidiary of the Corporation, with and into SAI (the "1981 Reorganization") in exchange for shares of Common Stock, par value $.05 per share, of SAI ("SAI Common Stock") shall be subject to the same contractual or other restrictions, if any, that were applicable immediately prior to the effective time of the 1981 Reorganization to the shares of SAI Common Stock that were exchanged in the 1981 Reorganization for the shares of Old Common Stock that were, in turn, exchanged in the 1984 Reorganization for such shares of Class B Common Stock.

          (c)   All shares of Class B Common Stock of the Corporation issued subsequent to the effective time of the 1984 Reorganization upon exercise of options granted prior to the effective time of the 1981 Reorganization under any of SAI's stock option plans ("Options") which were converted into Options to purchase shares of Old Common Stock in the 1981 Reorganization but which were not converted into Options to purchase shares of Class A Common Stock in the 1984 Reorganization shall be subject to the same contractual or other restrictions, if any, that would have been applicable to the shares of SAI Common Stock issuable upon exercise of such Options if such Options had been exercised immediately prior to the effective time of the 1981 Reorganization.

          (d)   To the extent that shares are represented by certificates, all restrictions on the transfer shall be noted conspicuously on the certificate representing such shares and with respect to uncertificated shares such restrictions shall be noted conspicuously in any ownership statement delivered to the stockholder by the Corporation. The transfer restrictions applicable to any outstanding shares shall be enforceable against the holder of the restricted shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with the responsibility for the person or estate of the holder.

        Section 6.02    Transfers of Stock.    Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by the attorney of the registered holder thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and with respect to shares represented by certificates upon surrender of the certificate or certificates for such shares properly endorsed, and with respect to certificateless shares, upon the execution by the transferor and transferee of all transfer documents in such form as the Corporation shall reasonably require, and, with respect to all shares, upon the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any shares are pledged for collateral security such fact shall be reflected on the books of the Corporation.

        Section 6.03    Regulations.    The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

        Section 6.04    Lost, Stolen, Destroyed and Mutilated Certificates.    In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated share may be issued without requiring any bond when, in the judgment of the Board, or the Corporate Secretary, it is proper so to do.

        Section 6.05    Fixing Date for Determination of Stockholders of Records.    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII
Miscellaneous

        Section 7.01    Corporate Intent.    It is the intent and policy of the Corporation to be a corporation whose outstanding voting securities are owned primarily by officers, directors, employees and active consultants of the Corporation and its direct and indirect subsidiaries.

        Section 7.02    Seal.    The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

        Section 7.03    Waiver of Notices.    Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by Delaware Law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

        Section 7.04    Fiscal Year.    The fiscal year of the Corporation shall begin on the first day of February in each year.

        Section 7.05    Amendments.    These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board. These Bylaws or any of them, except Sections 3.02, 3.03 and this Section 7.05, may be altered, amended or repealed and new Bylaws may be made by the vote of the holders of not less than a majority of the outstanding shares of voting stock of the Corporation at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Sections 3.02, 3.03 and this Section 7.05 may be altered, amended or repealed by the vote of the holders of not less than two-thirds of the total voting power of all outstanding shares of voting stock of the Corporation, at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.

        Section 7.06    Designation of Engineer.    The Corporation engages in the practice of engineering in various jurisdictions which regulate such practice, including the State of Washington. In order to comply with the laws of such jurisdictions, including the State of Washington, all engineering decisions pertaining to any project or engineering activities in any such jurisdiction shall be made by a designated engineer licensed to practice in such jurisdiction who shall be appointed by the Board from time to time as vacancies occur.

QuickLinks

Exhibit 3(b)
BYLAWS OF SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (a Delaware corporation)
TABLE OF CONTENTS
BYLAWS OF SCIENCE APPLICATIONS INTERNATIONAL CORPORATION (a Delaware corporation)
ARTICLE I OFFICES
ARTICLE II MEETINGS OF STOCKHOLDERS
ARTICLE III BOARD OF DIRECTORS
ARTICLE IV OFFICERS
ARTICLE V DELEGATIONS OF AUTHORITIES
ARTICLE VI SHARES AND SHARE TRANSFER
ARTICLE VII Miscellaneous